EXHIBIT 21



                             SEMCO ENERGY, INC.

                            List of Subsidiaries
                       Exhibit 21 to Form 10-K (1998)



The subsidiaries of SEMCO Energy, Inc. (the Registrant) are:


SEMCO Energy Gas Company
MI-GAS PROPANE COMPANY (a subsidiary of SEMCO Energy Gas Company)
SEMCO Energy Services, Inc.
SEMCO Energy Ventures, Inc.
Hotflame Gas, Inc. (a subsidiary of SEMCO Energy Ventures, Inc.)
King Energy & Construction Co. (a subsidiary of SEMCO Energy Ventures, Inc.) Maverick Pipeline Services, Inc. (a subsidiary of SEMCO Energy Ventures,
   Inc.)
Oilfield Materials Consultants, Inc. (a subsidiary of SEMCO Energy Ventures,
   Inc.)
SEMCO Arkansas Pipeline Company (a subsidiary of SEMCO Energy Ventures, Inc.) SEMCO Energy Construction Co. (a subsidiary of SEMCO Energy Ventures, Inc.) SEMCO Gas Storage Company (a subsidiary of SEMCO Energy Ventures, Inc.)
SEMCO Gathering Company (a subsidiary of SEMCO Energy Ventures, Inc.)
SEMCO Pipeline Company (a subsidiary of SEMCO Energy Ventures, Inc.) Southeastern Development Company (a subsidiary of SEMCO Energy Ventures,
   Inc.)
Southeastern Financial Services, Inc. (a subsidiary of SEMCO Energy Ventures,
   Inc.)
Sub-Surface Construction Co. (a subsidiary of SEMCO Energy Ventures, Inc.) Utility Construction Services, Inc. (a subsidiary of SEMCO Energy Ventures,
   Inc.)

Each is incorporated in the State of Michigan and each does business only under its respective corporate name indicated above.